UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2005

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The Registrant entered into an Indenture dated as of March 2, 2005, with International Truck and Engine Corporation (International), our principal operating subsidiary and The Bank of New York Trust Company, as Trustee, for its 6¼% Senior Notes (Notes) due 2012 for $400,000,000. The Notes were sold in a Rule 144A private unregistered offering and pursuant to Regulation S for transactions outside the United States. The Notes are guaranteed on a senior unsecured basis by International. The Notes will rank behind in right of payment to all of the Registrants future secured debt and equally in right of payment to all of the Registrants existing and future senior unsecured debt. The Registrant may redeem some or all of the Notes at any time on or after March 1, 2009 at redemption prices set forth in the offering memorandum. The Registrant may also redeem up to 35 percent of the aggregate principal amount of the Notes using the proceeds of certain equity offerings completed before March 1, 2008. The Indenture governing the Notes contains customary restrictive covenants and default provisions and provides the holders of the Notes with the ability to sell us the Notes at a premium upon a change of control of the Registrant.

ITEM 7.01. REGULATION FD DISCLOSURE

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Navistar International Corporation (NYSE: NAV), the nation’s largest combined commercial truck, school bus and mid-range diesel engine producer, announced it will discuss future business opportunities next week at the 18th annual global industrial manufacturing conference sponsored by Smith Barney.

Robert C. Lannert, vice chairman and chief financial officer, is scheduled to make the Navistar presentation at 8:45 a.m. EST on Wednesday, March 9th. A live audio web cast will be available at: http://www.veracast.com/webcasts/sbcitigroup/im05/16202292.cfm

Navistar International Corporation (NYSE: NAV) is the parent company of International Truck and Engine Corporation. The company produces International® brand commercial trucks, mid-range diesel engines and IC brand school buses and is a private label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. With the broadest distribution network in North America, the company also provides financing for customers and dealers. Additionally, through a joint venture with Ford Motor Company, the company builds medium commercial trucks and sells truck and diesel engine service parts. Additional information is available at www.internationaldelivers.com.

Forward Looking Statements

Statements contained in this filing or web cast that are not purely historical are forward -looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this news release and we assume no obligation to update the information included in this news release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Exhibit 99.1 to our Form 10-K for the fiscal year ended October 31, 2004.

ITEM 8.01. OTHER EVENTS

On March 2, 2005, the Registrant sold $400 million of its 6¼% Senior Notes due March 1, 2012 in a Rule 144A offering. The Registrant received approximately $395 million in net proceeds from the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
        Registrant

Date: March 2, 2005	/s/ Mark T. Schwetschenau

Mark T. Schwetschenau
Senior Vice President and Controller
(Principal Accounting Officer)